Exhibit 99.1

Investor Contact
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports Second Quarter 2011 Results

•	Revenue grew 5% sequentially to $209.1 million
•	Reports GAAP EPS of $0.17
•	Reports non-GAAP EPS of $0.30 (excluding equity-based compensation)*
•	Achieved free cash flow of $45.7 million
•	Third quarter revenue expected to be roughly flat with revenue changing by -2% to +2%

Milpitas, CA, July 27, 2011 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today reported financial results for its second quarter ended July 1, 2011.

GAAP Results of Operations

Net revenue for the second quarter was $209.1 million, a 5% decrease from $219.9 million in the second quarter of 2010, and a 5% increase from $198.9 million in the first quarter of 2011. Changes in Intersil’s end market product mix during the second quarter of 2011 are summarized below:

	Q2 2011	Q2 2010	Q1 2011
End Market	% of Revenue	% of Revenue	% of Revenue
Industrial	30%	32%	29%
Computing	27%	25%	28%
Consumer	22%	21%	21%
Communications	21%	22%	22%

Gross margin for the second quarter was 58.2%, compared with gross margin of 58.3% in the same quarter last year, and 57.8% in the first quarter of 2011.

Operating margin was 14.8% during the second quarter of 2011. Net income for the second quarter of 2011 increased to $21.8 million, or $0.17 per diluted share, compared with net loss of $59.4 million, or a loss of $0.48 per diluted share, in the same quarter last year, and net income of $14.1 million, or $0.11 per diluted share, in the first quarter of 2011.

Non-GAAP Results of Operations

*Intersil’s non-GAAP operating income, net income and earnings per share have been revised to exclude the effects of equity-based compensation in addition to intangible amortization, acquisition charges, certain tax adjustments and one-time restructuring costs.

Non-GAAP operating income during the second quarter of 2011 was $47.1 million, or 22.5% of revenue. Non-GAAP net income for the second quarter of 2011 was $37.3 million, or $0.30 per diluted share.

“Intersil’s sales grew by five percent sequentially during the second quarter, driven by strong growth in the industrial and consumer markets. Careful operating expense controls also resulted in excellent leverage with a seven cent sequential increase in non-GAAP EPS,” said Dave Bell, Intersil’s President and Chief Executive Officer.

At the end of the second quarter, Intersil’s cash and short term investments totaled approximately $417 million. Free cash flow was $45.7 million during the second quarter of 2011.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on August 26, 2011 to shareholders of record as of the close of business on August 16, 2011.

Exhibit 99.1
Third Quarter 2011 Outlook

•	Revenue is expected to be between $205 million and $213 million (-2% to +2% sequentially)

•	R&D expenses are expected to be approximately $49 million ($45 million excluding equity-based compensation)

•	SG&A expenses are expected to be approximately $37 million ($33.5 million excluding equity-based compensation)

•	Total equity-based compensation is expected to be approximately $8.0 million

•	Amortization of intangibles is expected to be approximately $7.1 million

•	GAAP earnings per diluted share are expected to be between $0.14 and $0.17

•	Non-GAAP earnings per diluted share (excluding amortization of intangibles, one-time items and equity-based compensation) are expected to be between $0.24 and $0.27

“New product introductions have been very well received and are driving market share gains in several end markets. For instance, our Techwell product lines are seeing robust growth, driven by worldwide security surveillance needs and automotive backup cameras,” said Bell.

Intersil will discuss its second quarter 2011 financial results during its scheduled conference call following the market close on July 27th. To participate in the conference call please dial (888) 396-2356, and international participants please dial (617) 847-8709, using the password 85563572 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com. A copy of the presentation accompanying the conference call is also available on Intersil’s website.

A replay of the call will be available for two weeks following the conference call on Intersil’s website, or may be accessed by dialing (888) 286-8010, international dial (617) 801-6888, using the password 59728887.

About Intersil
Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the communications, computing, high-end consumer and industrial electronics markets. For more information about Intersil or to find out how to become a member of our winning team, visit the Company's web site and career page at www.intersil.com.

About Non-GAAP Financial Results
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliations of such measures in the tables on page eight at the end of this release.  Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of Intersil’s recurring core business operating results. During the quarter ended July 1, 2011, we revised current quarter and historical presentation of non-GAAP financial information to exclude equity-based compensation in addition to previously excluded intangible amortization, acquisition charges, certain tax adjustments and one-time restructuring costs.  Management feels this change aligns our non-GAAP presentation with that of our closest peers and increases comparability of our results with published earnings estimates widely available on the Internet.

Exhibit 99.1
FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except per share amounts)

	Quarter Ended			Two Quarters Ended
	Jul. 1,	Jul. 2,	Apr 1,	Jul. 1,	Jul. 2,
	2011	2010	2011	2011	2010
	Q2 2011	Q2 2010	Q1 2011	YTD	YTD

Net revenue	$209.1	$219.9	$198.9	$407.9	$409.3

Cost of revenue	87.3	91.7	83.8	171.1	174.1

Gross profit	121.8	128.2	115.0	236.8	235.1
Gross margin	58.2%	58.3%	57.8%	58.1%	57.5%

Expenses
Research and development	47.8	47.2	49.7	97.5	88.9
Selling, general and administrative	36.3	35.6	37.4	73.6	67.2
Amortization of purchased intangibles	6.7	8.1	6.9	13.6	11.0
Acquisition-related costs	-	6.5	0.3	0.3	7.5
Operating income	31.0	30.8	20.8	51.8	60.6
(Loss) gain on deferred comp investments	-	(0.3)	0.2	0.2	0.1
Other-than-temporary impairment	-	(0.1)	-	-	(1.2)
Interest income	0.7	0.8	0.8	1.5	1.5
Interest expense and fees	(4.2)	(3.2)	(4.5)	(8.7)	(3.4)
Income before income taxes	27.5	28.1	17.3	44.7	57.7
Income tax expense	5.7	87.5	3.2	8.8	89.4
Net income (loss)	$21.8	$(59.4)	$14.1	$35.9	$(31.7)

Earnings (loss) per share:
Basic	$0.17	$(0.48)	$0.11	$0.29	$(0.26)
Diluted	$0.17	$(0.48)	$0.11	$0.29	$(0.26)

Weighted average shares outstanding:
Basic	125.7	123.7	124.8	125.6	123.4
Diluted	126.0	123.7	125.0	125.9	123.4

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Jul. 1,	Dec. 31,
	2011	2010
Assets
Current assets:
Cash and short-term investments	$416.9	$383.0
Trade receivables, net	87.7	88.7
Inventories	99.9	102.0
Prepaid expenses and other current assets	17.5	17.1
Income taxes receivable	2.8	3.6
Deferred income taxes	19.2	19.2
Total current assets	644.1	613.6
Non-current assets:
Property, plant and equipment, net	97.3	103.5
Purchased intangibles, net	125.4	139.0
Goodwill	566.5	565.1
Deferred income taxes	88.1	93.9
Long-term investments	62.3	69.3
Other	92.1	88.1
Total non-current assets	1,031.7	1,058.9
Total assets	$1,675.8	$1,672.5

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$40.9	$40.7
Deferred net revenue	9.2	13.0
Current debt and other accrued items	77.8	96.6
Total current liabilities	127.8	150.3
Non-current liabilities:
Long-term debt	277.4	275.0
Income tax payable	167.9	166.8
Other non-current liabilities	32.9	36.2
Total non-current liabilities	478.3	478.0
Total shareholders' equity	1,069.7	1,044.2
Total liabilities and shareholders' equity	$1,675.8	$1,672.5

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended
	Jul. 1,	Jul. 2,	Apr 1,
	2011	2010	2011
	Q2 2011	Q2 2010	Q1 2011
Operating activities:
Net income (loss)	$21.8	$(59.4)	$14.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5.6	5.3	5.6
Amortization of purchased intangibles	6.7	8.1	6.9
Equity-based compensation	9.3	7.3	7.0
Provision for inventory obsolescence	2.8	1.0	1.4
Other	(0.1)	0.4	-
Deferred income taxes	2.7	-	1.3
Changes in operating assets and liabilities (net)	0.4	64.6	(5.4)
Net cash provided by operating activities	49.2	27.3	31.0

Investing activities:
Proceeds from sale or maturities of short-term investments	-	30.0	-
Purchases of investments	(29.0)	(10.8)	-
Proceeds from sales or issuer calls of long-term investments	-	45.6	10.1
Cash paid for acquired businesses, net of acquired cash	-	(399.5)	-
Net capital expenditures	(3.5)	(4.3)	(1.7)
Net cash (used in) provided by investing activities	(32.5)	(339.0)	8.4

Financing activities:
Proceeds and tax benefit from equity-based awards	(1.3)	0.3	2.6
Proceeds from issuance of long-term debt	-	289.2	-
Fees on revolver line	-	(1.1)	-
Repayments of long-term debt	-	-	(20.3)
Dividends paid	(15.7)	(15.3)	(15.2)
Net cash (used in) provided by financing activities	(17.0)	273.1	(32.8)

Effect of exchange rates on cash and cash equivalents	0.5	(1.1)	0.8

Net increase (decrease) in cash and cash equivalents	0.1	(39.7)	7.3

Cash and equivalents as of the beginning of the period	390.3	379.1	383.0

Cash and equivalents as of the end of the period	$390.4	$339.5	$390.3

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Jul. 1,	Jul. 2,	Apr 1,
	2011	2010	2011
	Q2 2011	Q2 2010	Q1 2011
EBITDA:
Operating income	$31.0	$30.8	$20.8
Depreciation	5.6	5.3	5.6
Amortization of purchased intangibles	6.7	8.1	6.9
Equity-based compensation	9.3	7.3	7.0
EBITDA	$52.6	$51.5	$40.3

Equity-based compensation expense by classification:
Cost of revenue	$0.6	$0.5	$0.5
Research and development	4.6	4.1	4.7
Selling, general and administrative	4.1	2.8	1.8

Six-month backlog	$174.8	$227.1	$178.2

Revenue by end market:
Industrial	$63.5	$69.8	$57.5
Computing	55.9	55.8	55.5
Consumer	46.5	46.0	41.4
Communications	43.2	48.3	44.5
Total revenue	$209.1	$219.9	$198.9

Free cash flow:
Cash flow from operations	$49.2	$27.3	$31.0
Net capital expenditures	3.5	4.3	1.7
Free cash flow:	$45.7	$23.0	$29.3

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Jul. 1,	Jul. 2,	Apr 1,
	2011	2010	2011
	Q2 2011	Q2 2010	Q1 2011
Non-GAAP operating income:
GAAP operating income	$31.0	$30.8	$20.8
Restructuring-related costs	0.1	-	2.3
Acquisition-related costs	-	6.5	0.3
Equity-based compensation	9.3	7.3	7.0
Amortization of purchased intangibles	6.7	8.1	6.9
Non-GAAP operating income:	$47.1	$52.7	$37.3

Revenue	$209.1	$219.9	$198.9

Non-GAAP Operating Margin
GAAP operating margin	14.8%	14.0%	10.5%
Excluded items as a percent of revenue	7.7%	10.0%	8.3%
Non-GAAP operating margin	22.5%	24.0%	18.8%

Non-GAAP net income:
GAAP net income (loss)	$21.8	$(59.4)	$14.1
Non-cash and discrete tax adjustments	(0.6)	79.9	(1.7)
Restructuring-related costs	0.1	-	2.3
Acquisition-related costs	-	6.5	0.3
Equity-based compensation	9.3	7.3	7.0
Amortization of purchased intangibles	6.7	8.1	6.9
Non-GAAP net income	$37.3	$42.4	$28.9

Diluted shares outstanding	126.0	123.7	125.0

Non-GAAP earnings per share
GAAP earnings per share	$0.17	$(0.48)	$0.11
Excluded items per share impact	0.13	0.82	0.12
Non-GAAP earnings per share	$0.30	$0.34	$0.23

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses, equity-based compensation, amortization of purchased intangibles and related tax benefits. Prior periods have been adjusted to reflect the current period presentation excluding equity-based compensation.

Note: Totals and percentages may not add or calculate precisely due to rounding.